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                                    Exhibit 10.1

                                    Amendment 1

                               DAW TECHNOLOGIES, INC.
                               1993 STOCK OPTION PLAN

THIS AMENDMENT NO. 1 (the "Amendment"), is executed effective as of April 22, 1996 by Daw Technologies, Inc., a Utah corporation (the "Company").

                                     RECITALS

WHEREAS, the Company has previously adopted the Daw Technologies, Inc. 1993 Stock Option Plan (the "Plan") on November 19, 1993;

WHEREAS, the Board of Directors has adopted an amendment to the Plan to increase the number of shares available for issuance under the Plan, to eliminate the annual limitation on the number of shares for which options may be granted, to limit the number of awards to any single employee in any calendar year, and to extend the term of the Plan an additional year;

WHEREAS, the Company now desires to document such amendment.

NOW THEREFORE, upon these premises, the Plan is hereby modified, altered and amended in the following respects only, subject to the conditions set forth in Sections 2 and 3 below:

1.   AMENDMENT.

          a. Section 1.4 (a) is hereby amended to read in its entirety as follows:

          "(a) NUMBER OF SHARES. The maximum number of shares of Common Stock that may be issued pursuant to options granted to Eligible Employees under this Plan is 1,075,000 shares, and the maximum number of shares of Common Stock that may be issued under the provisions of Article V shall not exceed 175,000 shares, for an aggregate total of 1,250,000 shares of Common Stock that may be issued under this Plan subject to adjustments contemplated by
     Section 3.2. Notwithstanding the foregoing, the maximum number of shares for which Options may be granted to a single Eligible Employee in a single calendar year shall be 100,000, subject to adjustments contemplated by
     Section 3.2."

          b.   Section 3.9 is hereby amended to read in its entirety as follows:

     "3.9 TERM OF PLAN

          No Option shall be granted more than five years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Option Agreement, any Option heretofore granted may extend beyond such date, and all authority of the Committee with respect to Options






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     hereunder shall continue during any suspension of this Plan and in respect of outstanding Options on such termination date."

2. EFFECTIVENESS. This Amendment shall become effective as of April 22, 1996 subject to receipt of shareholder approval within 12 months of such effective date.

3.   RATIFICATION.  In all respects, other than as specifically set forth in
     Section 1 above, the Plan shall remain unaffected by this Amendment, the Plan shall continue in full force and effect, subject to the terms and conditions thereof, and in the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and any provisions of the Plan, the provisions of this Amendment shall in all respects govern and control.

IN WITNESS WHEREOF, the Company has duly executed this Amendment effective as of the date first set forth above.

                              DAW TECHNOLOGIES, INC.,
                              a Utah corporation


                               By: /s/ DAVID R. GROW
                                   -----------------------------------
                              Its: Executive Vice President, Chief Financial
                                   Officer, Secretary and Treasurer